Exhibit 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officer of First Choice Bancorp (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	/s/ Diana C. Hanson
November 6, 2020	Diana C. Hanson Senior Vice President and Chief Accounting Officer (principal financial officer)